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                                 Exhibit 10.31
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                           MUZAK LIMITED PARTNERSHIP

                 MANAGEMENT INCENTIVE PLAN - SENIOR MANAGEMENT


I.   PLAN PURPOSE
     ------------

     The purpose of the Muzak Limited Partnership Incentive Plan (the "Plan") is to provide key management employees of Muzak Limited Partnership (the "Company") with an additional incentive to exert their best efforts on behalf of the Company by rewarding them with an opportunity to earn additional compensation.

II.  PLAN SUMMARY
     ------------

     A participant of the Plan may receive additional compensation above their base salary if during the measurement period (a calendar year) the Company and/or the participant achieve certain goals.

III. PLAN DETAILS
     ------------

     The Plan is made up of two types of goals: EBITDA and personal goals. To be eligible for a payment under the EBITDA goal, at least 90% of the budget level must be achieved.

     The bonus amount will be determined by multiplying the sum of the attained performance level percentages by the participant's annual salary at the end of the measurement period. For example:

     If the Company's EBITDA level is at 110% of budget, and 100% of personal goals are attained, the bonus calculation for a participant with a base salary of $40,000 will be:

                            Performance        Bonus as %
                               Level           of Salary
                            -----------        ----------
     EBITDA                    110%               30%

     Personal Goals            100%               10%
                                                   --
                                                  40%

     $40,000 x 40% = $16,000 bonus
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Muzak Limited Partnership
Senior Management Incentive Plan
Page Two


     The personal goal portion of the bonus is independent of achievement levels for EBITDA, and is eligible for payment based on achievement of personal goals.

IV.  DETERMINATION OF GOALS
     ----------------------

     The EBITDA goal shall be deemed to be budget levels for loot attainment. For personal objectives, each participant will have up to four quantifiable and/or measurable objectives that will be agreed to in writing.

V.   DETERMINATION OF PARTICIPANTS
     -----------------------------

     Participants in the Plan will be determined by the President of the Company.

VI.  PAYMENT
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     Payment will be made by March 1 of the year following the measurement period. For calculation purposes, a participant's salary at the end of the plan year will be used. Interpolation will be used between performance levels to determine awards.

     In the event that a Plan participant's employment is terminated during the measurement period, a prorated bonus may be awarded based on the discretion of the President.

     New participants entering the Plan during the measurement period will be eligible for a bonus on a prorated basis.

     In all prorated cases, the annual bonus amount will be multiplied by the number of months the participant has been included in the Plan and divided by twelve months. For example:

     An employee with a $40,000 base salary enters the Plan August 1st. Using the same numbers from Section III. Plan Details, the bonus calculation would be:

     $40,000 x 40% = $16,000 x 5/12 = $6,666.67

VII. ADJUSTMENTS
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     The performance levels will be modified for large unplanned changes, such as acquisitions, divestitures or development projects.